DEAN HELLER                 STATE OF NEVADA             CHARLES E. MOORE
Secretary of State            [Graphic Omitted]       Securities Administrator

 RENEE L PARKER                                           SCOTT W. ANDERSON
  Chief Deputy                                             Deputy Secretary
Secretary of State                                    for Commercial Recordings

  PAMELA RUCKEL                                               ELLICK HSU
 Deputy Secretary                                          Deputy Secretary
for Southern Nevada               OFFICE OF THE              for Elections
                               SECRETARY OF STATE

                              Filing Acknowledgement
                                                                   June 28, 2005


JOB NUMBER                     CORPORATION NUMBER
C20050628-1444                  C5713-1999



FILING DESCRIPTION             DOCUMENT FILING
                               NUMBER                  DATE/TIME OF FILING
Designation                    20050254214-75          June 28, 2005 11:06:40 AM

CORPORATION NAME                               RESIDENT AGENT
PALOMAR ENTERPRISES, INC.                      VAL-U-CORP SERVICES, INC.






The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. DEAN HELLER Secretary of State Respectfully,


                                                    Respectfully,

                                                    /s/ DEAN HELLER

                                                    DEAN HELLER
                                                    Secretary of State


                          Commercial Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775)684-5708
                               Fax (775) 684-7138


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                   Dean Heller
[Graphic Omitted]  Secretary of State
                   204 North Carson Street, Suite 1        Entity #
                   Carson City, Nevada 89701-4399          C5713-199
                   (775)854-8705                           Document Number
                   Website: securityofstate.biz            20050254214-75

---------------------------------------------------        Date Filed:
            Certificate of Designation                     6/28/2005 11:06:40 AM
            (PURSUANT TO NRS 78, 1955)                     In the office of
                                                           /s/ Dean Heller
---------------------------------------------------
Important: Read Attached Instructions before completing form.
                                                           Dean Heller
                                                           Secretary of State
                                                           Above Space

                           Certificate of Designation
                           --------------------------
                         For Nevada Profit Corporations
                         ------------------------------
                            (Pursuant to NRS 78.1855)



1.   Name of corporation:

     PALOMR ENTERPRISES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:


     Class B Common Stock, par value $0.00001 per share, to consist of 1,000,000,000 shares and to have the same rights, preferences and limitations as those of the existing class of the Common Stock, with the following two exceptions:

     1. Different CUSIP Numbers, The Common Stock shall be designated with the Common Stock CUSIP number, Class B Common Stock shall be designated with the Class B Common Stock CUSIP number.

     2. No Adjustment Upon subdivision or Combination of the Common Stock, If the Company at any time subdivides the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, or combines the Common Stock (by combination, reverse split or otherwise) into a smaller number of shares, neither the number of shares of the Class B Common Stock issued and outstanding, nor the number of shares held by each of the Class B Common stockholders immediately prior to such subdivision or combination will be proportionately adjusted.


3.   Effective date of filing (optional):

4.   Officer Signature:
                         ------------------------------------------------------


FILING FEE: $175.00

     IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

     SUBMIT IN DUPLICATE

This form must be  accompanied by appropriate fees. See attached.


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